LEASE AGREEMENT

This Lease is made this 5th day of January, 2015 by and between Templar Asset Group LLC (hereinafter "Landlord") and ZRHO Beverages, Inc. (hereinafter "Tenant"). In consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. The Landlord leases to the Tenant, and the Tenant rents from the Landlord the following described premises:

15720 N. Greenway-Hayden Loop #2
Scottsdale, Arizona 85260
Approximately 590 rentable square feet of office space.

2. The term of the Lease shall be month-to-month commencing on January 5, 2015.

3. The Tenant shall pay to Landlord as rent $500.00 per month, payable monthly in advance on the first day of each month.

4. The Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of the Landlord.

5. The Tenant shall not permit or commit waste to the premises.

6. The Tenant shall comply with all rules, regulations, ordinances codes and laws of all governmental authorities having jurisdiction over the premises.

7. The Tenant shall not permit or engage in any activity that will effect an increase in the rate of insurance for the Building in which the premises is contained nor shall the Tenant permit or commit any nuisance thereon.

8. The Tenant shall not sublet or assign the premises nor allow any other person or business to use or occupy the premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld.

9. At the end of the term of this Lease, the Tenant shall surrender and deliver up the premises in the same condition (subject to any additions, alterations or improvements, if any) as presently exists, reasonable wear and tear excluded.

10. Upon default in any term or condition of this Lease, the Landlord shall have the right to undertake any or all other remedies permitted by Law.

11. This Lease shall be binding upon, and inure to the benefit of, the parties, their heirs, successors, and assigns.

Signed this 5th day of January, 2015.

/S/ Edward Orr III                                                    /S/ Michael D. Stebbins
Tenant                                                                                                Landlord